Exhibit 10.7

BRISTOW GROUP INC.

MANAGEMENT SEVERANCE BENEFITS PLAN

FOR NON-U.S. EMPLOYEES

(Effective as of June 4, 2014)

CERTIFICATE

I, Chipman Earle, Secretary of Bristow Group Inc., hereby certify that the attached document is a correct copy of the Bristow Group Inc. Management Severance Benefits Plan for Non-U.S. Employees, effective as of June 4, 2014.

Dated this         day of             , 2014.

Secretary as Aforesaid

(Corporate Seal)

ARTICLE I

GENERAL

1.1 Effective Date. The provisions of the Plan shall be effective as of June 4, 2014 and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 6. The rights, if any, of any person hereunder shall be determined pursuant to the Plan as in effect on the date such person ceases to be an employee of the Employer, unless a subsequently adopted provision of the Plan is applicable to such person in accordance with the provisions of Article 6 hereof.

1.2 Purpose. The purpose of the Plan is to provide severance benefits to Participants who are involuntarily terminated by the Employer.

ARTICLE II

DEFINITIONS AND USAGE

2.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

(a) “Administrator” means the Benefits and Retirement Plan Committee of the Company.

(b) “Benefits” means, as applicable, the benefits described in Section 4.2 of the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning set forth in the Participant’s contractual terms and conditions of employment or, if not so set forth, “Cause” means:

(i) the Participant’s willful failure to substantially perform the duties assigned to him or her by the Board or by his or her supervisor; other than any such failure resulting from incapacity due to physical or mental illness; or

(ii) the Participant’s commission of malfeasance, fraud, or dishonesty, or the Participant’s willful and material violation of Employer policies; or

(iii) the Participant’s indictment or formal charge for, and subsequent conviction of, or plea of guilty or nolo contendere to, a felony, a misdemeanor involving moral turpitude or a similar offense under law applicable to the Participant; or

(iv) the Participant’s material breach of any agreement with an Employer. “Cause” shall not include an employee’s refusal to accept the relocation of the employee’s job to a location more than fifty (50) miles from his or her then current work location.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board of Directors of the Company.

(g) “Company” means Bristow Group Inc., a Delaware corporation.

(h) “Disability” means the inability of the Participant to perform the Participant’s duties with the Employer on a full-time basis during the Participant’s applicable employment period as a result of incapacity due to mental or physical illness.

(i) “Effective Date” means June 4, 2014.

(j) “Eligible Employee” means an employee of an Employer who is paid on a payroll originating outside the United States who meets the requirements of Section 3.1.

(k) “Employer” means individually, and “Employers” means collectively, the Company and each subsidiary of the Company that adopts the Plan with the Company’s consent.

(l) “Incentive Plan” means the Bristow Group Inc. 2007 Long Term Incentive Plan, as amended from time to time, or any successor thereto.

(m) “Participant” means an employee of the Employer who is a participant in the Plan in accordance with Section 3.1.

(n) “Plan” means the Bristow Group Inc. Management Severance Benefits Plan for Non-U.S. Employees, as amended from time to time.

(o) “Pro-Rata Bonus” means the Participant’s Target Bonus multiplied by a fraction, the numerator of which is the number of days the Participant was employed during the fiscal year in which the Participant’s termination of employment occurs and the denominator of which shall be 365.

(p) “Target Bonus” means the Participant’s target annual bonus opportunity under the Company’s annual bonus plan for the year in which the Participant’s termination of employment occurs, or if no such target opportunity has been established for such year, the Participant’s most recent target annual bonus opportunity. If a Participant is not eligible for a Target Bonus under the Company’s annual bonus plan, then such Participant’s Target Bonus shall be deemed to be zero.

(q) “Terminated,” “termination of employment,” “employment termination” and variations thereof, as used in the Plan with respect to a U.S. Taxpayer, mean a termination of employment which constitutes a “separation from service” as that term is defined under Code Section 409A and the Treasury regulations issued thereunder.

(r) “U.S. Taxpayer” means a Participant who is subject to taxation in the United States.

ARTICLE III

PARTICIPATION

3.1 Participation. An Eligible Employee shall become a Participant in the Plan as of the later to occur of (i) the Effective Date or (ii) the date he or she first becomes an officer or an employee in job grades 1 through 11.

Notwithstanding the preceding, there shall be no duplication of benefits between this Plan and the benefits due an employee of an Employer who is eligible for severance, involuntary termination or substantially similar benefits pursuant to applicable law or under any other plan, program, contract, agreement or arrangement with an Employer.

ARTICLE IV

SEVERANCE BENEFITS

4.1 General. Except as otherwise provided in this Section 4.1, a Participant may be entitled to Benefits under Section 4.2 if the Participant’s employment is involuntarily terminated by the Employer without Cause. A Participant shall not be entitled to Benefits if the Participant’s employment is terminated by the Employer for Cause; or if the Participant’s termination of employment is due to death or Disability; or if the Participant quits, retires or resigns. A Participant shall also not be entitled to Benefits if the Participant fails to sign and timely deliver an effective and unrevoked release of claims against the Employers and, if so requested by the Employers, a noncompetition and nonsolicitation agreement, with such release and such agreement to be in the form requested by the Employer in its sole discretion.

4.2 Termination without Cause. A Participant entitled to Benefits under Section 4.1 due to a termination without Cause shall be entitled to Benefits based upon the applicable of the following:

(a) Pro-Rata Bonus. A Participant shall be entitled to a Pro-Rata Bonus, which shall be paid to the Participant as soon as practicable but no later than two and one-half months following the last day of the calendar year that includes the Participant’s employment termination date.

(b) Incentive Benefits. Unless the terms of an award specifically provide otherwise, a Participant shall be entitled to the following benefits with respect to the awards identified below, as applicable, that are unvested and outstanding at the time of the Participant’s termination of employment.

(i) Options. All stock options will immediately and fully vest, with such vested options remaining exercisable until the earlier of the end of the twelve (12) month period following the Participant’s employment termination date or the expiration of such stock options by their terms.

(ii) Time-Vested Awards without Performance Conditions. All equity awards that vest solely due to passage of time will immediately and fully vest, and such awards will be settled or delivered to the Participant as soon as practicable but no later than two and one-half months following the last day of the calendar year that includes the Participant’s employment termination date.

(iii) Performance Cash Awards. All performance cash awards will become fully vested and earned at the target performance level, and shall be paid to the Participant on the originally scheduled date.

(iv) Performance-Based Equity Awards. All performance-based equity awards will become fully vested and earned at the target performance level, and shall be settled or delivered to the Participant on the originally scheduled date.

ARTICLE V

ADMINISTRATION OF THE PLAN

5.1 General. Except as otherwise expressly provided in the Plan, the Administrator shall be responsible for administration of the Plan.

5.2 Administrator Duties. In addition to duties specifically stated herein, the Administrator shall have full responsibility to represent the Employers and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Administrator, acting in its sole discretion, upon any question of fact, interpretation, definition or procedures relating to the administration of the Plan shall be conclusive. The Administrator shall have the following discretionary responsibilities under the Plan:

(a) To construe and interpret the Plan, to determine the amount, manner and time of payment of any benefits under the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to remedy ambiguities, inconsistencies or omissions all in its sole and complete discretion;

(b) To adopt such rules and procedures as may be necessary for the efficient administration of the Plan and as are consistent with the Plan, and to enforce the Plan in accordance with its terms and such rules;

(c) To delegate its authority to such other committees or officers of the Employers as may be necessary or desirable for the efficient administration of the Plan;

(d) To make determinations as to the right of any individual to a benefit and to direct payments or distributions in accordance with the provisions of the Plan;

(e) To furnish the Employers and the Participants with such information as may be required by them for tax or other purposes in connection with the Plan;

(f) To enroll Participants in the Plan, distribute and receive Plan administration forms and comply with all applicable governmental reporting and disclosure requirements; and

(g) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Employers), and to allocate or delegate to them such powers, rights and duties as the Administrator considers necessary or advisable to properly carry out the administration of the Plan, provided that any such allocation or delegation and the acceptance thereof must be in writing.

ARTICLE VI

AMENDMENT OR TERMINATION OF PLAN

6.1 Amendment. While the Company expects and intends to continue the Plan, the Company must necessarily reserve and hereby does reserve the right to amend the Plan from time to time. Any amendment of the Plan will be by resolution of the Board or the Committee. Notwithstanding the preceding, the Administrator may amend the Plan in the following respects without the approval of the Board or the Committee: (i) amendments required by law; (ii) amendments that relate to the administration of the Plan and that do not materially change the cost of the Plan; and (iii) amendments that are designed to resolve possible ambiguities, inconsistencies, or omissions in the Plan and that do not materially increase the cost of the Plan.

6.2 Right to Terminate. The Plan will terminate as to all Employers on any date specified by the Company if written notice of the termination is given to the Administrator, the Participants and the Employers by the Company. The Plan will terminate as to an individual Employer (including the Company) on the first to occur of the following:

(a) The date it is terminated by such Employer if written notice of the termination is given to the Company, the Participants, the other Employers and the Administrator;

(b) The date such Employer is judicially declared bankrupt or insolvent; and

(c) The dissolution, merger, consolidation or reorganization of such Employer, or the sale of all or substantially all of its assets, except that in any such event arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to such Employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for such Employer under the Plan.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Unfunded Plan. Nothing herein shall require the Employer to segregate or set aside any funds or other property for the purpose of paying any benefits under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions by the Employers or the Administrator shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Employer and the Participant or any other person. Benefits hereunder shall be paid from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer. The obligation of the Employer hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant is entitled to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer, no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Employer.

7.2 Nonguarantee of Employment. None of the establishment of the Plan, any modification or amendment thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employers or the Administrator except as provided herein. Under no circumstances shall the maintenance of the Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of the Employer.

7.3 Nonalienation of Benefits. The rights or interests of any Participant to any benefits or future payments under the Plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant nor shall any such Participant have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which such Participant may expect to receive under the Plan, except as may be required by the tax withholding provisions of the Code or any applicable federal, state, local or foreign laws.

If a Participant is indebted to the Employer at any time when payments are to be made by the Employer to the Participant under the provisions of the Plan, the Employer shall have the right to reduce the amount of payment to be made to the Participant (or the Participant’s beneficiary). Any election by the Employer not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

7.4 Payment with Respect to Incapacitated Persons. If any person entitled to benefits under the Plan is under a legal disability, a minor or, in the Administrator’s opinion, incapacitated in any way so as to be unable to manage his or her financial affairs, the Administrator may direct the payment of such benefits to such person’s legal representative or to a relative or friend of such person for such person’s benefit, or the Administrator may direct the application of such benefit for the benefit of such person in any manner which the Administrator may select that is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this Section 7.4 shall be a full and complete discharge of any liability for such payments.

7.5 Litigation. In any action or proceeding regarding any Plan benefits or the administration of the Plan, employees or former employees of the Employers and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. Acceptance of participation in the Plan shall constitute a release of the Employers, the Administrator and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.

7.6 Headings. The headings of the various Articles and Sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a Section shall refer to a Section of the Plan unless specified otherwise.

7.7 Evidence. Evidence required of anyone under the Plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

7.8 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular wherever required by the context.

7.9 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

7.10 Taxes and Withholding. Notwithstanding any other provisions of the Plan, the Employer may withhold from any payment to be made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any applicable federal, state, local or foreign laws.

7.11 Applicable Law. The Plan shall be construed in accordance with the laws of the jurisdiction set forth in the Participant’s contractual terms and conditions of employment or, if no jurisdiction is so set forth, with the laws of the country of the Participant’s principle place of employment.

7.12 Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Employers under the Plan.

7.13 Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Administrator and its successor, and on the Employers and their successors, whether by way of merger, consolidation, purchase or otherwise.

7.14 Effect on Other Employee Benefit Plans and Company Policy.

(a) Company Plans and Policies. Any benefit paid or payable under the Plan shall not be included in a Participant’s or employee’s compensation for purposes of computing benefits under any employee benefit plan maintained or contributed to by the Employer except as may otherwise be required under the terms of such employee benefit plan or applicable law. Effective as of the Effective Date, the adoption of the Plan shall operate to supersede the Company’s policy regarding Vesting of Awards Upon Involuntary Termination Without Cause, dated November 6, 2013.

(b) Code Section 162(m). Notwithstanding any contrary provision of Section 4.2, payment of the Pro-Rata Bonus and settlement of any performance cash awards or performance-based equity awards shall be contingent upon, and shall not occur prior to, achievement of any applicable performance goal established for purposes of compliance with the performance-based compensation rules under Code Section 162(m) for any Participant who is a “covered employee” within the meaning of Code Section 162(m).

7.15 No Vested Right to Benefits. No employee or Participant shall have any vested right to Benefits.

7.16 Code Section 409A. The time and form of payment of the Participant’s Benefits upon termination of employment described in Article 4 shall be made in accordance with such Article, provided that with respect to a U.S. Taxpayer and termination of employment for reasons other than death, the payment at such time can be characterized as a “short-term deferral” for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Participant is a “specified employee” under Code Section 409A, such portion of the payment shall be delayed until the earlier to occur of the Participant’s death or the date that is six months and one day following the Participant’s termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 7.16 shall be paid to the Participant in a lump sum, and any remaining payments due under Article 4, shall be payable at the same time and in the same form as such amounts would have been paid in accordance with their original payment schedule under such Article. For purposes of applying the provisions of Code Section 409A, each separately identified amount to which a U.S. Taxpayer Participant is entitled shall be treated as a separate payment.

To the extent that the Company requires a release of claims from a U.S. Taxpayer Participant pursuant to Section 4.1 prior to the receipt of Benefits, the release shall be delivered by the Company to the Participant no later than 7 days following the date of the Participant’s termination of employment, and the Participant must execute (without revocation) and return the release to the Company no later than the date that is 50 days after the date of the Participant’s termination of employment.

The Plan and the Benefits provided hereunder are intended to comply with Code Section 409A, to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent with respect to U.S. Taxpayers. Notwithstanding the foregoing, the Employers shall not be required to assume any increased economic burden in connection therewith. Although the Employers and the Administrator intend to administer the Plan so that the Plan and the Benefits provided hereunder comply with the requirements of Code Section 409A, to the extent applicable thereto, neither the Employers nor the Administrator represents or warrants that the Plan or the Benefits provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Employers, their subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Employers and their subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.

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